                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                              --------------------

      Date of Report (Date of earliest event reported): September 18, 1996


                       TRANSACT TECHNOLOGIES INCORPORATED
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


    DELAWARE                        0-21121                     06-1456680
    --------                        -------                     ----------
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
 incorporation)


                   7 LASER LANE, WALLINGFORD, CONNECTICUT 06492
                   --------------------------------------------
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (203) 269-1198

                               Page 1 of 36 pages
                            Exhibit Index on page 2

Item 5.  Other Events
-------  ------------

Transact Technologies Incorporated ("Transact"), an 80.3% owned subsidiary of Tridex Corporation, has entered into a new OEM agreement with GTECH Corporation ("GTECH"), the world's leading supplier of computerized on-line lottery systems. The new agreement extends the term of a prior agreement from 1998 to 2001.

An initial non-cancellable order under the new agreement specifies minimum printer orders through February 1998 with an aggregate sales price of approximately $16 million. Transact expects this order to more than double its anticipated sales volume with GTECH in 1997 from 1996 levels. Under the new agreement, Transact has also agreed to provide service and replacement parts to GTECH at contract prices for five years after the OEM agreement expires. A copy of the new agreement is filed as an exhibit to this report.

The statements contained in this report which are not historical facts may be deemed to contain forward-looking statements with respect to events, the occurrence of which involves risks and uncertainties, including, without limitation, demand and competition for the Company's products, and other risks or uncertainties detailed in the Company's filings with the Securities and Exchange Commission filings.


Item 7. Financial Statements and Exhibits
        ---------------------------------

(c) Exhibits.

10.1 OEM Agreement dated September 18, 1996 between GTECH Holdings Corporation and Transact Technologies Incorporated (Pursuant to Rule 24b-2 under the Securities Exchange Act, the registrant has requested confidential treatment of portions of this exhibit deleted from the copy filed herewith.) (begins at page 4 of this report).

                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TRANSACT TECHNOLOGIES INCORPORATED


DATE  October 11, 1996                 /s/ Richard L. Cote
      ----------------                 ----------------------------------
                                       Richard L. Cote
                                       Executive Vice President and
                                         Chief Financial Officer